UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2004 (October 14, 2004)

PETRO STOPPING CENTERS HOLDINGS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-87371	74-2922482
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6080 Surety Dr. El Paso, Texas	79905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(915) 779-4711

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Board of Directors

Effective October 14, 2004, Bjorn Ahlstrom resigned from the Boards of Directors of Petro Stopping Centers Holdings, L.P., (the “Holding Partnership”), Petro Stopping Centers, L.P., (the “Operating Partnership”), and Petro Holdings Financial Corporation, and pursuant to the rights granted to Volvo Petro Holdings, LLV (“Volvo”) under Sections 6.1.4(c), 6.1.5, 6.2.1, and 6.2.2(c) of the Limited Partnership Agreement, dated July 15, 1999, of the Holding Partnership, Volvo appointed Michel Gigou to serve as a member of the Board of Directors of the Holding Partnership and as a member of the Executive Committee and Environmental Compliance Committee of the Holding Partnership Board.

Pursuant to Sections, 6.1.4, 6.2.1, and 6.2.2 of the Fourth Amended and Restated Limited Partnership Agreement, dated July 23, 1999, of the Operating Partnership, the appointments and removals of Volvo’s appointees to the Holding Partnership Board and the Executive Committee and Environmental Compliance Committee of the Holding Partnership Board were reflected contemporaneously in the membership of the Operating Partnership’s Board of Directors, Executive Committee, and Environmental Compliance Committee, and the Petro Holdings Financial Corporation Board of Directors.

Effective October 14, 2004, Jeff A. Eckstein resigned from the Boards of Directors of the Holding Partnership, the Operating Partnership, and Petro Holdings Financial Corporation, and pursuant to the rights granted to Mobil Long Haul, Inc. (“Mobil Long Haul”) under Sections 6.1.4(c), 6.1.5, 6.2.1, and 6.2.2(c) of the Limited Partnership Agreement, dated July 15, 1999, of the Holding Partnership, Mobil Long Haul appointed Eric R. Carmichael to serve as a member of the Board of Directors of the Holding Partnership and as a member of the Audit Committee of the Holding Partnership Board.

Pursuant to Sections, 6.1.4, 6.2.1, and 6.2.2 of the Fourth Amended and Restated Limited Partnership Agreement, dated July 23, 1999, of the Operating Partnership, the appointments and removals of Mobil Long Haul’s appointees to the Holding Partnership Board and the Audit Committee of the Holding Partnership Board were reflected contemporaneously in the membership of the Operating Partnership’s Board of Directors, and Audit Committee, and the Petro Holdings Financial Corporation Board of Directors.

Biographical Information

Michel Gigou is Senior Vice President of AB Volvo since January 1, 2004. Prior to that, he was President and CEO of Volvo Trucks North America and Chairman of Mack Trucks. Mr. Gigou is Chairman of Arrow Trucks and holds positions of member of the Boards of Volvo Financial Services, Volvo Construction Equipment, and Volvo Powertrain. Prior to joining the Volvo Group, Mr. Gigou held various positions within Renault SA Car division and Trucks division, becoming the President and CEO of Mack Trucks in 1995. Mr. Gigou holds a Bachelor of Engineering from Ecole National des Arts and Metiers, France.

Eric Carmichael joined Exxon Mobil Corporation in 1991 and was named Americas Planner in January 2004. Mr. Carmichael is responsible for strategic planning for the Lubricants and Petroleum Specialties (“L&PS”) business in North and Latin America. Prior to this position, Mr. Carmichael served in a variety of capacities responsible for managing Exxon Mobil Corporation’s L&PS business including roles as Logistics Manager, Customer Service Manager, Distributor Sales Manager, and various Marketing, Technical, and Sales positions. Mr. Carmichael holds a BS in Mechanical Engineering from the University of Arizona and a MBA from the University of Houston.

Appointment of Principal Officers

On October 14, 2004, the Boards of Directors of the Holding Partnership and the Operating Partnership appointed James A. Cardwell, Jr. to be President of the Holding Partnership and the Operating Partnership effective January 1, 2005.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired:

Not applicable.

(b) Pro-forma financial information:

Not applicable.

(c) Exhibits:

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRO STOPPING CENTERS HOLDINGS, L.P.
(Registrant)

Date: October 20, 2004	By:	/s/ J.A. Cardwell, Sr.
J.A. Cardwell, Sr.
President and Director
(On behalf of the Registrant and as Registrant’s Principal Executive Officer)

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